Exhibit 5




                         [Letterhead of Blank Rome LLP]

                                                              September 19, 2005




Iconix Brand Group, Inc.
215 West 40th Street
New York, New York 10018

Gentlemen:

             You have requested our opinion with respect to the offer and sale by certain selling stockholders pursuant to the Registration Statement on Form S-3 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to be filed by Iconix Brand Group, Inc. (the "Company") with the Securities and Exchange Commission, of: (i) 2,175,000 shares (the "Issued Shares") of the Company's common stock, $.001 par value, (the "Common Stock") previously issued by the Company to certain of the selling stockholders and (ii) 1,200,000 shares of Common Stock (the "Warrant Shares") issuable upon exercise of warrants previously issued by the Company which are held by certain of the selling stockholders (the "Warrants").

         We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon representations of executive officers of the Company.

         Based upon the foregoing, it is our opinion that: (i) the Issued Shares have been validly issued and are fully paid and non assessable and (ii) the Warrant Shares, when sold, paid for and issued as contemplated by the terms of the Warrants, will be validly issued, fully paid and non assessable.

             We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                                         Very truly yours,

                                                         /s/ Blank Rome LLP

                                                             BLANK ROME LLP